Exhibit 99.1

NovaBay Pharmaceuticals to Hold Special Meeting of Stockholders

Stockholders as of the March 18, 2025 record date will be entitled to vote

Company engages financial advisor to explore strategic options should stockholders fail to approve the dissolution proposal

EMERYVILLE, Calif. (March 7, 2025) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces it will hold a virtual Special Meeting on April 16, 2025, at which stockholders will vote on a proposal for the liquidation and dissolution of the Company under Delaware law, pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Dissolution”). The Special Meeting was announced in a preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on February 18, 2025 (the “Preliminary Proxy Statement”). Holders of NovaBay’s common stock as of the record date, March 18, 2025, will be entitled to vote at the Special Meeting.

“Given our past voting challenges, we cannot be assured of obtaining stockholder approval for the Dissolution proposal at our upcoming Special Meeting. To that end, we have engaged a financial advisor to explore additional strategic options,” said Justin Hall, NovaBay CEO. “While we go through the process of holding another Special Meeting, we are also considering other strategic alternatives – such as mergers, reverse mergers, strategic partnerships, and licensing and sub-licensing transactions – to ensure we have multiple paths forward regardless of the outcome at the Special Meeting in April.”

Approval of the Dissolution proposal authorizes the Company to liquidate and dissolve in accordance with the Plan of Dissolution at the discretion of the Board of Directors. Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of NovaBay’s common stock. At the previous special meeting of stockholders originally convened on November 16, 2024, as subsequently adjourned and finally reconvened on January 30, 2025, approximately 49% of all outstanding shares of common stock voted in favor of the Dissolution proposal; however, this proposal did not quite exceed the 50% threshold of favorable votes of all outstanding shares of common stock required for its approval.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC and the Preliminary Proxy Statement filed with the SEC on February 18, 2025, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Additional Information and Where to Find It

On February 18, 2025, NovaBay filed the Preliminary Proxy Statement with the SEC with respect to the Special Meeting to be held in connection with the potential Dissolution of the Company, and thereafter plans to file a definitive proxy statement as soon as reasonably possible. Promptly after filing the definitive proxy statement with the SEC, NovaBay will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the potential Dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT NOVABAY HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Preliminary Proxy Statement and definitive version of the proxy statement, the supplements thereto, and any other relevant documents filed by NovaBay with the SEC in connection with the remaining proposal providing for the potential Dissolution at the SEC’s website (http://www.sec.gov) or at the Company’s investor relations website (https://novabay.com/investors/), or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The information provided on, or accessible through, our website is not part of this communication, and therefore is not incorporated herein by reference.

Participants in the Solicitation

NovaBay and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from NovaBay’s stockholders in connection with the Dissolution. A list of the names of the directors and executive officers of the Company and information regarding their interests in the potential Dissolution, including their respective ownership of the Company’s common stock and other securities is contained in the Preliminary Proxy Statement. In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 26, 2024, as amended on March 29, 2024 and as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the definitive proxy statement for NovaBay’s special meeting of stockholders and other relevant materials to be filed with the SEC with respect to the Dissolution when they become available. These documents can be obtained free of charge from the sources indicated above.

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

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